Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common stock, $0.01 par value per share, of CIBER, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 30, 2015.

BOBBY G. STEVENSON

/s/ Bobby G. Stevenson
Bobby G. Stevenson

BOBBY G. STEVENSON REVOCABLE TRUST

	By:	/s/ Bobby G. Stevenson
		Name:	Bobby G. Stevenson
		Title:	Trustee

DIXIE FOUNDATION, INC.

	By:	/s/ Bobby G. Stevenson
		Name:	Bobby G. Stevenson
		Title:	Vice President